Exhibit 99.1

Amplify Energy Announces Divestiture of East Texas Assets

HOUSTON, Oct. 29, 2025 (GLOBE NEWSWIRE) -- Amplify Energy Corp. (NYSE: AMPY) (“Amplify,” the “Company,” “us,” or “our”) announced a series of transactions that will result in a complete exit from its interests in East Texas, for a total anticipated combined consideration of $127.5 million:

•	Haynesville Monetization Transaction: Amplify has sold its remaining interest in certain units with rights in the Haynesville basin, located in Harrison County, Texas, generating net proceeds of $5.5 million. This transaction closed on October 24, 2025.

•	East Texas Transaction: Amplify has entered into a definitive agreement to sell its remaining Haynesville and Cotton Valley interests for a contract price of $122.0 million, subject to customary post-closing adjustments. This transaction is expected to close by the end of the fourth quarter.

Together, these transactions (the “Transactions”) represent a full monetization of Amplify’s Haynesville and Cotton Valley interests.

The divestiture of Amplify’s East Texas assets is an important step in the Company’s previously announced strategic plan to simplify its portfolio. The proceeds from the Transactions will be used to pay down debt. With an improved balance sheet, the Company intends to focus its resources on its highest upside assets. Furthermore, after closing the East Texas Transaction, Amplify expects to materially reduce G&A costs.

Dan Furbee, Amplify’s Chief Executive Officer, stated, “This summer, we announced our strategic plan of simplifying the portfolio, enhancing liquidity and focusing our resources on unlocking significant value from our most promising areas. Consistent with that plan, we are pleased to announce the sale of our East Texas assets. Closing these transactions will significantly improve our balance sheet and allow us the opportunity to more rapidly pursue our upside opportunities at both Beta and Bairoil.”

Mr. Furbee continued, “I want to thank our talented and dedicated teams for the significant effort they have put forth on these transactions in addition to their continued commitment to safe and efficient operations.”

TenOaks Energy Advisors is serving as financial advisor to Amplify.

About Amplify Energy

Amplify Energy Corp. is an independent oil and natural gas company engaged in the acquisition, development, exploitation and production of oil and natural gas properties. Amplify’s operations are focused in federal waters offshore Southern California (Beta), the Rockies (Bairoil), and Oklahoma. For more information, visit www.amplifyenergy.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Terminology such as “may,” “will,” “would,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursue,” “target,” “outlook,” “continue,” the negative of such terms or other comparable terminology are intended to identify forward-looking statements. These statements address activities, events or developments that we expect or anticipate will or may occur in the future. These statements include, but are not limited to, statements about the expected timing of the East Texas Transaction, anticipated impact of the Transactions on the Company’s business and future financial and operating results, the expected use of proceeds of the Transactions, and the Company’s expectations of plans, goals, strategies (including measures to implement strategies), objectives and anticipated results with respect thereto. These forward-looking statements involve risks and uncertainties and other factors that could cause the Company’s actual results or financial condition to differ materially from those expressed or implied by forward-looking statements. These include risks and uncertainties relating to, among other things: the ability to complete the East Texas Transaction on the anticipated terms and timetable; the possibility that various closing conditions for the East Texas Transaction may not be satisfied or waived; the Company’s evaluation and implementation of strategic alternatives; risks related to the redetermination of the borrowing base under the Company’s revolving credit facility; the Company’s ability to satisfy debt obligations; the Company’s need to make accretive acquisitions or substantial capital expenditures to maintain its declining asset base, including the existence of unanticipated liabilities or problems relating to acquired or divested business or properties; volatility in the prices for oil, natural gas and NGLs; the Company’s ability to access funds on acceptable terms, if at all, because of the terms and conditions governing the Company’s indebtedness, including financial covenants; general political and economic conditions, globally and in the jurisdictions in which we operate, including the Russian invasion of Ukraine, and ongoing conflicts in the Middle East, trade wars and the potential destabilizing effect such conflicts may pose for the global oil and natural gas markets; expectations regarding general economic conditions, including inflation; and the impact of local, state and federal governmental regulations, including those related to climate change and hydraulic fracturing, and potential changes in these regulations. Please read the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including “Risk Factors” in the Company’s Annual Report on Form 10-K, and if applicable, the Company’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which are available on the Company’s Investor Relations website at https://www.amplifyenergy.com/investor-relations/sec-filings/default.aspx or on the SEC’s website at http://www.sec.gov, for a discussion of risks and uncertainties that could cause actual results to differ from those in such forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements in this press release are qualified in their entirety by these cautionary statements. Except as required by law, the Company undertakes no obligation and does not intend to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

Contacts

Jim Frew -- President and Chief Financial Officer

(832) 219-9044

jim.frew@amplifyenergy.com

Michael Jordan -- Vice President, Finance and Treasury

(832) 219-9051

michael.jordan@amplifyenergy.com